Exhibit 1.1

[FORM OF UNDERWRITING AGREEMENT]

HILB, ROGAL AND HAMILTON COMPANY

(a Virginia stock corporation)

[•] Shares of Common Stock

PURCHASE AGREEMENT

Dated: •, 2002

Table of Contents

PURCHASE AGREEMENT			1
SECTION 1.	Representations and Warranties.		3
(a)	Representations and Warranties by the Company.		3
	(i)	Compliance with Registration Requirements.	3
	(ii)	Incorporated Documents.	3
	(iii)	Independent Accountants.	4
	(iv)	Financial Statements.	4
	(v)	Internal Accounting Controls	4
	(vi)	No Material Adverse Change in Business.	5
	(vii)	Good Standing of the Company.	5
	(viii)	Good Standing of Subsidiaries.	5
	(ix)	Broker-Dealer Subsidiaries and Investment Advisor Subsidiaries.	5
	(x)	Capitalization.	5
	(xi)	Authorization of Agreement.	6
	(xii)	Authorization and Description of Securities.	6
	(xiii)	Absence of Defaults and Conflicts.	7
	(xiv)	Absence of Labor Dispute.	7
	(xv)	Absence of Proceedings.	7
	(xvi)	Accuracy of Exhibits.	7
	(xvii)	Possession of Intellectual Property.	7
	(xviii)	Absence of Further Requirements.	7
	(xix)	Possession of Licenses and Permits.	8
	(xx)	Title to Property.	8
	(xxi)	Investment Company Act.	8
	(xxii)	Environmental Laws.	8
(b)	Representations and Warranties by the Selling Shareholder.		9
	(i)	Authorization of Agreements.	9
	(ii)	Good and Marketable Title.	10
	(iii)	Absence of Manipulation.	11
	(iv)	Absence of Further Requirements.	11
	(v)	Restriction on Sale of Securities.	11
	(vi)	Certificates Suitable for Transfer.	11
	(vii)	No Association with NASD.	11
(c)		Officer’s Certificates.	12
SECTION 2.		Sale and Delivery to Underwriters; Closing.	12
(a)		Initial Securities.	12
(b)		Option Securities.	12
(c)		Payment.	12
(d)		Denominations; Registration.	13
SECTION 3.		Covenants of the Company.	13

(a)	Compliance with Securities Regulations and Commission Requests.	13
(b)	Filing of Amendments.	14
(c)	Delivery of Registration Statements.	14
(d)	Delivery of Prospectuses.	14
(e)	Continued Compliance with Securities Laws.	14
(f)	Blue Sky Qualifications.	15
(g)	Rule 158.	15
(h)	Use of Proceeds.	15
(i)	Listing.	15
(j)	Restriction on Sale of Securities.	15
(k)	Reporting Requirements.	16
SECTION 4.	Payment of Expenses.	16
(a)	Expenses.	16
(b)	Expenses of the Selling Shareholder.	16
(c)	Termination of Agreement.	16
(d)	Allocation of Expenses.	16
SECTION 5.	Conditions of Underwriters’ Obligations.	17
(a)	Effectiveness of Registration Statement.	17
(b)	Opinion of Counsel for Company.	17
(c)	Opinion of Counsel for the Selling Shareholder.	17
(d)	Opinion of Counsel for Underwriters.	17
(e)	Material Adverse Change, Officers’ Certificate.	18
(f)	Certificate of Selling Shareholder.	18
(g)	Accountant’s Comfort Letter.	18
(h)	Bring-down Comfort Letter.	18
(i)	Approval of Listing.	18
[(j)	No Objection.	18
[(k)	Lock-up Agreements.	19
(l)	Conditions to Purchase of Option Securities.	19
(m)	Additional Documents.	20
(n)	Termination of Agreement.	20
SECTION 6.	Indemnification.	20
(a)	Indemnification of Underwriters.	20
(b)	Indemnification of Company, Directors and Officers and Selling Shareholder.	21
(c)	Actions against Parties; Notification.	22
(d)	Settlement without Consent if Failure to Reimburse.	22
(e)	Other Agreements with Respect to Indemnification	29
SECTION 7.	Contribution.	23
SECTION 8.	Representations, Warranties and Agreements to Survive Delivery.	24

SCHEDULES
Schedule A—List of Underwriters	Sch A-1
Schedule B—Pricing Information	Sch B-1
Schedule C—List of Subsidiaries	Sch C-1

EXHIBITS
Exhibit A-1—Form of Opinion of Company’s Counsel	A-1
Exhibit A-2—Form of Opinion of Company’s In-house Counsel	A-2
Exhibit B—Form of Opinion of Selling Shareholder’s Counsel	B-1

DRAFT

HILB, ROGAL AND HAMILTON COMPANY

(a Virginia stock corporation)

[•] Shares of Common Stock

(No Par Value)

PURCHASE AGREEMENT

•, 2002

MERRILL LYNCH & CO.
Merrill	Lynch, Pierce, Fenner & Smith
Incorporated

North Tower
World Financial Center
New York, New York 10281-1209

BANC OF AMERICA SECURITIES LLC
9 West 57th Street, 21st Floor
New York, NY 10019

MORGAN STANLEY & CO. INCORPORATED
1585 Broadway
New York, NY 10036

as Representatives of the several Underwriters

Ladies and Gentlemen:

Hilb, Rogal and Hamilton Company, a Virginia stock corporation (the “Company”), and The Phoenix Companies, Inc., a Delaware corporation (the “Selling Shareholder”), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Banc of America Securities LLC (“Banc of America”) and Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Banc of America and Morgan Stanley are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the Selling Shareholder, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, no par value, of the Company (“Common Stock”) set forth in Schedules A and B hereto and (ii) the grant by the Selling Shareholder to the Underwriters, acting severally and not jointly, of the option described in

Section 2(b) hereof to purchase all or any part of • additional shares of Common Stock to cover over-allotments, if any. The aforesaid • shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the • shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities”.

The Company and the Selling Shareholder understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-99869) covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 (“Rule 434”) of the 1933 Act Regulations, prepare and file a term sheet (a “Term Sheet”) in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information” or (b) pursuant to paragraph (d) of Rule 434 is referred to as “Rule 434 Information.” Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” Such registration statement, including the exhibits thereto and schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or stated in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1.    Representations and Warranties.

(a)    Representations and Warranties by the Company.    The Company represents and warrants to each Underwriter and the Selling Shareholder as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter and the Selling Shareholder, as follows:

(i)     Compliance with Registration Requirements.    The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or Prospectus.

Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations.

(ii)    Incorporated Documents.    The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii)    Independent Accountants.    The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants with respect to the Company and Hobbs Group, LLC as required by the 1933 Act and the 1933 Act Regulations.

(iv)    Financial Statements.    The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The historical financial statements of Hobbs Group, LLC included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of Hobbs Group LLC and its consolidated subsidiaries at the dates indicated and the statements of operations, stockholders’ equity and cash flows of Hobbs Group, LLC (“Hobbs”) and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved.

(v)    Internal Accounting Controls.    The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(vi)    No Material Adverse Change in Business.    Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business affairs or any development involving a prospective material adverse change of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vii)    Good Standing of the Company.    The Company has been duly organized and is validly existing as a stock corporation in good standing under the laws of the Commonwealth of Virginia and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(viii)    Good Standing of Subsidiaries.    Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, stock life insurance company or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, has power, corporate or otherwise, and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, and, except or set forth in Schedule 1(a)(viii), free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

(ix)    Broker-Dealer Subsidiaries and Investment Advisor Subsidiaries.    Each subsidiary of the Company which is engaged in the business of acting as a broker-dealer or an investment advisor (respectively, a “Broker-Dealer Subsidiary” and “Investment Advisor Subsidiary”) is duly licensed or registered as a broker-dealer or investment advisor, as the case may be, in each jurisdiction where it is required to be so licensed or registered to conduct its business, in each case, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; each Broker-Dealer Subsidiary and each Investment Advisor Subsidiary has all other necessary approvals of and from all applicable regulatory authorities, including any self-regulatory organization, to conduct its businesses, in each case with such exceptions, as would not have, individually or in the aggregate, a Material Adverse Effect; except as otherwise provided in the Prospectus, none of the Broker-Dealer Subsidiaries or Investment Advisor Subsidiaries has received any notification from any applicable regulatory authority to the effect that any additional approvals from such regulatory authority are needed to be obtained by such subsidiary in any case where it could be reasonably expected that (i) any of the Broker-Dealer Subsidiaries or Investment Advisor Subsidiaries would in fact be required either to obtain any such additional approvals or to cease or otherwise limit engaging in certain business; and (ii) the failure to have such approvals or limiting such business would have a Material Adverse Effect; and each Broker-Dealer Subsidiary and each Investment Advisor Subsidiary is in compliance with the requirements of the broker-dealer and investment advisor laws and regulations of each jurisdiction which are applicable to such subsidiary, and has filed all notices, reports, documents or other information required to be filed thereunder, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect.

(x)    Capitalization.    The authorized, issued and outstanding capital stock of the Company (including a subsequent issuance of 719,729 shares of Common Stock in connection with the Company’s acquisition of Hobbs Group, LLC, as referred to in the Prospectus) is as set forth in the Prospectus in the column entitled “Pro Forma” under the caption “Capitalization” (except for other subsequent issuances, if any, pursuant to this Agreement, pursuant to contingent payments in connection with past acquisitions referred to in the Prospectus, pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock, including the Securities to be purchased by the Underwriters from the Selling Shareholder, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock, including the Securities to be purchased by the Underwriters from the Selling Shareholder, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xi)    Authorization of Agreement.    This Agreement has been duly authorized, executed and delivered by the Company.

(xii)    Authorization and Description of Securities.    The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

(xiii)    Absence of Defaults and Conflicts.    Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds therefrom as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or any material agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any its subsidiaries.

(xiv)    Absence of Labor Dispute.    No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent.

(xv)    Absence of Proceedings.    There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(xvi)    Possession of Intellectual Property.    The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xvii)    Absence of Further Requirements.    No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this

Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(xviii)    Possession of Licenses and Permits.    The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to have such Governmental Licenses or to make such filings would not, individually or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xix)    Title to Property.    The Company and its subsidiaries have good and valid title in fee simple to all real property and good and valid title to all personal property owned by them which is material to, and used in the conduct of, the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except (a) such as are described in the Prospectus, (b) leases entered into in the ordinary course of business, (c) such as do not materially affect the value of such property and do not materially interfere with the use made and currently proposed to be made of such property by the Company and its subsidiaries and (d) as set forth in Schedule 1(a)(viii); and any real property and buildings that are material to the business of the Company and its subsidiaries, considered as one enterprise, held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Prospectus.

(xx)    Investment Company Act.    None of the Company or any of its subsidiaries is, or upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxi)    Environmental Laws.    Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or [to the knowledge of the Company,] threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(b)    Representations and Warranties by the Selling Shareholder.    The Selling Shareholder represents and warrants to each Underwriter and the Company as of the date hereof, as of the Closing Time, and, if the Selling Shareholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter and the Company, as follows:

(i)    Authorization of Agreements.    The Selling Shareholder has the full right, power and authority to enter into this Agreement and a Custody Agreement (the “Selling Shareholder Custody Agreement”) and to sell, transfer and deliver the Securities to be sold by the Selling Shareholder hereunder and to transfer the Securities thereunder. The execution and delivery of this Agreement and the Selling Shareholder Custody Agreement and the sale and delivery of the Securities to be sold by the Selling Shareholder and the consummation of the transactions contemplated herein and therein and compliance by the Selling Shareholder with its obligations hereunder and thereunder have been duly authorized by the Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by the Selling Shareholder or any property or assets of the Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder may be bound, or to which any of the property or assets of the Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of the Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Shareholder or any of its properties.

Phoenix Life Insurance Co. (“Phoenix Life”) has the full right, power and authority to enter into a Custody Agreement (the “Phoenix Life Custody Agreement”)

and to transfer and deliver the Common Stock to the Selling Shareholder thereunder. The execution and delivery of the Phoenix Life Custody Agreement and the transfer of the Common Stock to the Selling Shareholder and the consummation of the transactions contemplated therein and compliance by Phoenix Life with its obligations thereunder have been duly authorized by Phoenix Life and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by the Selling Shareholder or any property or assets of the Selling Shareholder or Phoenix Life pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Selling Shareholder or Phoenix Life is a party or by which the Selling Shareholder or Phoenix Life may be bound, or to which any of the property or assets of the Selling Shareholder or Phoenix Life is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of Phoenix Life, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Shareholder or Phoenix Life or any of its properties.

(ii)    Good and Marketable Title.    The Selling Shareholder has through its subsidiaries and will at the Closing Time and, if any Option Securities are purchased, on the Date of Delivery directly have good and marketable title to the Securities to be sold by the Selling Shareholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon payment of the purchase price for such Securities, delivery of such Securities, as directed by the Underwriters, to Cede & Co (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee and the credit of such Securities on the records of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim to such Securities or any security entitlement in respect of such Securities), (A) DTC shall be a “protected purchaser” of such Securities within the meaning of Section 8-303 of the Uniform Commercial Code (“UCC”), (B) the Underwriters will acquire a security entitlement in respect of such Securities free and clear of any adverse claim.

(iii)    Due Execution of Custody Agreements.    The Selling Shareholder has duly executed and delivered, in the form heretofore furnished to the Representatives, the Selling Shareholder Custody Agreement with Chase Mellon Shareholder Services LLC, as custodian (the “Custodian”); the Custodian is authorized to deliver the Securities to be sold by the Selling Shareholder hereunder and to deliver the Securities to be sold by the Selling Shareholder hereunder pursuant to the Selling Shareholder Custody Agreement. Phoenix Life has duly executed and delivered, in the form heretofore furnished to the Representatives, the Phoenix Life Custody Agreement with the Custodian; the Custodian is authorized to transfer the Common Stock to the Selling Shareholder pursuant to the Phoenix Life Custody Agreement.

(iv)    Absence of Manipulation.    The Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(v)    Absence of Further Requirements.    No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Selling Shareholder of its obligations hereunder or under the Selling Shareholder Custody Agreement or for the performance by Phoenix Life of its obligation under the Phoenix Life Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or the Selling Shareholder Custody Agreement or the Phoenix Life Custody Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(vi)    Restriction on Sale of Securities.    During a period of 90 days from the date of the Prospectus, the Selling Shareholder will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of the Common Stock or any securities convertible into or exercisable or exchangeable for the Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) the stock purchase contracts to be issued and sold by the Selling Shareholder in a concurrent offering pursuant to the registration statement filed with the Commission on Form S-3 (No. 333-99871) and the pledge and delivery of shares of the Common Stock by the Selling Shareholder pursuant to such stock purchase contracts and (C) transactions by certain of the Selling Shareholder’s subsidiaries which are engaged in the business of acting as a broker-dealer or an investment advisor in the ordinary course of their business.

(vii)    Certificates Suitable for Transfer.    Certificates for all of the Securities to be sold by the Selling Shareholder pursuant to this Agreement are in suitable form for delivery to the Underwriters pursuant to this Agreement.

(viii)    No Association with NASD.    Except as provided in Schedule 1(b)(viii) hereto, neither the Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

(c)    Officer’s Certificates.    Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholder as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Selling Shareholder to the Underwriters as to the matters covered thereby.

SECTION 2.    Sale and Delivery to Underwriters; Closing.

(a)    Initial Securities.    On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Shareholder, severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and the Selling Shareholder, at the price per share set forth in Schedule C, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company or the Selling Shareholder, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

(b)    Option Securities.    In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholder hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional • shares of Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Selling Shareholder setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

(c)    Payment.    Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Shareholder, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company and the Selling Shareholder (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Shareholder, on each Date of Delivery as specified in the notice from the Representatives to the Company and the Selling Shareholder.

Payment shall be made to the Company and the Selling Shareholder by wire transfer of immediately available funds to bank account(s) designated by the Company and the Selling Shareholder, as the case may be, against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, Banc of America or Morgan Stanley, each individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)    Denominations; Registration.    Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3.    Covenants of the Company.    The Company covenants with each Underwriter as follows:

(a)    Compliance with Securities Regulations and Commission Requests.    The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives as soon as reasonably possible (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)    Filing of Amendments.    The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(c)    Delivery of Registration Statements.    The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)    Delivery of Prospectuses.    The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)    Continued Compliance with Securities Laws.    The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)    Blue Sky Qualifications.    The Company will use its reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)    Rule 158.    The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)    Use of Proceeds.    The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds”.

(i)    Listing.    The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

(j)    Restriction on Sale of Securities.    During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) the issuance by the Company of shares of Common Stock or other securities pursuant to stock option or other benefit plans maintained for the Company’s directors, officers or employees, (C) the issuance by the Company of shares of Common Stock upon the conversion, exchange or exercise of any of its securities outstanding on the date hereof, and (D) the issuance by the Company of any common stock or other securities in connection with mergers, acquisitions and similar transactions.

(k)    Reporting Requirements.    The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents that it is required to file with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

SECTION 4.    Payment of Expenses.

(a)    Expenses.    The Company and the Selling Shareholder will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the preparation, printing, filing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar or Custodian for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the “NASD”) of the terms of the sale of the Securities and (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

(b)    Expenses of the Selling Shareholder.    The Selling Shareholder will pay all expenses incident to the performance of its respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters, and its transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of its counsel, accountants and the Custodian.

(c)    Termination of Agreement.    If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company and the Selling Shareholder shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

(d)    Allocation of Expenses.    The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholder may make for the sharing of such costs and expenses.

SECTION 5.    Conditions of Underwriters’ Obligations.    The obligations of the Company and the Selling Stockholder hereunder are subject to the condition in paragraph (a) below. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholder contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of the Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)    Effectiveness of Registration Statement.    The Registration Statement, including any Rule 462(b) Registration Statement, has become effective, and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

(b)    Opinions of Counsels for Company.    At Closing Time, the Representatives shall have received the favorable opinions, dated as of Closing Time, of Williams Mullen, Clark & Dobbins, P.C., outside counsel for the Company, and A. Brent King, Vice President and Associate General Counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters to the effect set forth in Exhibit A-1 and Exhibit A-2, respectively, hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c)    Opinion of Counsel for the Selling Shareholder.    At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Debevoise & Plimpton, counsel for the Selling Shareholder, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

(d)    Opinion of Counsel for Underwriters.    At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Davis Polk & Wardwell, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters in form and substance satisfactory to the Representatives. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(e)    Material Adverse Change; Officers’ Certificate.    At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs or any development involving a prospective material adverse change of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, that makes it, in the judgment of the Representatives, impracticable to market the Securities on terms and in the manner contemplated in the Preliminary Prospectus and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

(f)    Certificate of Selling Shareholder.    At Closing Time, the Representatives shall have received a certificate of the Selling Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of the Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) the Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

(g)    Accountant’s Comfort Letters.    At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young two (2) letters dated such date relating to the Company and Hobbs Group, LLC respectively, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letters for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(h)    Bring-down Comfort Letters.    At Closing Time, the Representatives shall have received from Ernst & Young two (2) letters, each dated as of Closing Time, to the effect that they reaffirm the statements made in the letters furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(i)    Approval of Listing.    At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(j)    No Objection.    The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(k)    Lock-up Agreements.    At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule D hereto.

(l)    Custody Agreements.    The Selling Shareholder Custody Agreement and the Phoenix Life Custody Agreement shall have been executed and delivered by all parties thereto.

(m)    Conditions to Purchase of Option Securities.    In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Shareholder contained herein and the statements in any certificates furnished by the Company, any subsidiary of the Company and the Selling Shareholder hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)    Officers’ Certificate.    A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(ii)    Certificate of Selling Shareholder.    A certificate, dated such Date of Delivery, of the Selling Shareholder confirming that the certificate delivered at Closing Time pursuant to Section 5(f) remains true and correct as of such Date of Delivery.

(iii)    Opinions of Counsels for Company.    The favorable opinions of William Mullen, Clark & Dobbins, P.C., outside counsel for the Company, and A. Brent King, Vice President and Associate General Counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5 (b) hereof.

(iv)    Opinion of Counsel for the Selling Shareholder.    The favorable opinion of Debevoise & Plimpton, counsel for the Selling Shareholder, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(v)    Opinion of Counsel for Underwriters.    The favorable opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(vi)    Bring-down Comfort Letter.    Two (2) letters from Ernst & Young, each in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letters furnished to the Representatives pursuant to Section 5(g) hereof, except that the “specified date” in the letters furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(n)    Additional Documents.    At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholder in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(o)    Termination of Agreement.    If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 and 8 shall survive any such termination and remain in full force and effect.

(p)    Transfer of the Securities to be sold by the Selling Shareholder.    Prior to Closing Time, the Securities to be sold by the Selling Shareholder pursuant to this Purchase Agreement shall have been transferred to the Selling Shareholder.

SECTION 6.    Indemnification.

(a)    Indemnification of Underwriters.    Each of the Company and the Selling Shareholder agree, severally and not jointly, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the 1933 Act as follows:

(i)    against any and all loss, liability and claim, damage (including, without limitation, any legal or other expenses reasonably incurred in investigating or defending any such action or claim) whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and the Selling Shareholder; and

(iii)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that the Selling Shareholder shall only be subject to such liability to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is made in reliance on and conformity with written information provided by such Selling Shareholder relating to the Selling Shareholder expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or contained in a representation or warranty given by the Selling Shareholder in this Agreement and the foregoing indemnity provided by the Company shall not apply to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is made in reliance on and conformity with such written information provided by the Selling Shareholder; and provided, further, that the foregoing indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 3(d) hereof.

(b)    Indemnification of Company, Directors and Officers and Selling Shareholder.    Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the Selling Shareholder and each person, if any, who controls the Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(c)    Actions against Parties; Notification.    Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel related to such proceeding shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim.

(d)    Settlement without Consent if Failure to Reimburse.    If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent only if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)    Other Agreements with Respect to Indemnification.    The provisions of this Section shall not affect any agreement between the Company and the Selling Shareholder with respect to indemnification, including, without limitation, the agreements contained in Article IV of the Registration Rights Agreement dated as of May 3, 1999 among the Company, PM Holdings Inc. and Phoenix Life Insurance Company.

SECTION 7.    Contribution.    If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party, in lieu of such indemnification, shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholder on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholder and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Selling Shareholder, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholder with respect to contribution.

SECTION 8.    Representations, Warranties and Agreements to Survive Delivery.    All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholder submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Selling Shareholder, and shall survive delivery of the Securities to the Underwriters.

SECTION 9.    Termination of Agreement.

(a)    Termination; General.    The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholder, at any time at or prior to Closing Time (i) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (ii) if trading in any securities of the Company has been suspended by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iii) if a banking moratorium has been declared by either Federal or New York authorities.

(b)    Liabilities.    If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10.    Default by One or More of the Underwriters.    If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities that it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)    if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)    if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Selling Shareholder to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Selling Shareholder to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company and the Selling Shareholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

SECTION 11.    Default by the Selling Shareholder or the Company.    (a) If the Selling Shareholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which the Selling Shareholder is obligated to sell hereunder, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company, either (a) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (b) elect to purchase the Securities which the Company have agreed to sell hereunder. No action taken pursuant to this Section shall relieve the Selling Shareholder so defaulting from liability, if any, in respect of such default.

In the event of a default by the Selling Shareholder as referred to in this Section 11, each of the Representatives and the Company shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

(b)    If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, and 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

SECTION 12.    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at North Tower, World Financial Center, New York, New York 10281-1201, attention of •; notices to the Company shall be directed to it at 4951 Lake Brook Drive, Suite 500, Glen Allen, VA 23060, attention of A. Brent King, Vice President and Associate General Counsel; and notices to the Selling Shareholder shall be directed to •, attention of •.

SECTION 13.    Parties.    This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholder and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholder and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.    GOVERNING LAW AND TIME.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE

STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15.    Effect of Headings.    The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Shareholder a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholder in accordance with its terms.
Very truly yours,

HILB, ROGAL & HAMILTON COMPANY.

By
Title:

THE PHOENIX COMPANIES, INC.

By
Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
By: Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By
Authorized Signatory

BANC OF AMERICA SECURITIES LLC

By
Authorized Signatory

MORGAN STANLEY & CO. INCORPORATED

By
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Number of Initial Securities
Banc of America Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Langen McAllenney (a division of Janney Montgomery Scott LLC)
Cochran, Caronia Securities LLC
Davenport & Company LLC
Ferris, Baker Watts, Incorporated
Keefe, Bruyette & Woods, Inc.
Stephens Inc.
Sandler O’Neill & Partners, L.P.
Legg Mason Wood Walker, Inc.

Total	[	•]

SCHEDULE B

	Number of Initial Securities to be Sold	Maximum Number of Option Securities to Be Sold
Hilb, Rogal and Hamilton Company
The Phoenix Companies, Inc.
Total

SCHEDULE C

HILB, ROGAL AND HAMILTON COMPANY
• Shares of Common Stock
(No Par Value)

1.    The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $•.

2.    The purchase price per share for the Securities to be paid by the several Underwriters shall be $•, being an amount equal to the initial public offering price set forth above less $• per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

[SCHEDULE D]

[List of persons and entities
subject to lock-up]

Exhibit A-1

FORM OF OPINION OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)

(i)    The Company has been duly incorporated and is validly existing as a stock corporation in good standing under the laws of the Commonwealth of Virginia.

(ii)    The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

(iii)    The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreement and, when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued and fully paid and non assessable and no holder of the Securities is or will be subject to personal liability by reason of being such a holder.

(iv)    The issuance and sale of the Securities by the Company and the issuance of the Securities by the Company to the Selling Shareholder are not subject to the preemptive or other similar rights of any securityholder of the Company.

(v)    The Purchase Agreement has been duly authorized, executed and delivered by the Company.

(vi)    The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

(vii)    The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus, and each amendment or supplement to the Registration Statement and Prospectus, as of their respective effective or issue dates (other than the financial statements and other financial information or data included or incorporated by reference therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(viii)    The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the New York Stock Exchange.

(ix)    The information in the Prospectus under “Description of Capital Stock”, “The Company—Regulation”, “The Company—Legal Proceedings”, “Shares Eligible for Future Sale,” “The Selling Shareholder—Voting and Standstill Agreement,” “The Selling Shareholder—Non-Competition Covenant,” “The Selling Shareholder—Registration Rights Agreement” and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, the Company’s charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

(x)    To our knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

(xi)    All descriptions in the Registration Statement of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

(xii)    No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or for the offering, issuance, sale or delivery of the Securities by the Company.

(xiii)    The Company’s execution, delivery and performance of the Purchase Agreement and consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities by the Company and the use of the proceeds from the sale of such Securities by the Company as described in the Prospectus under the caption “Use Of Proceeds”) and compliance by the Company with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by laws of the Company, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, having jurisdiction over the Company or any of its properties, assets or operations.

(xiv)    To our knowledge, and except as disclosed in the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(xv)    The Company is not an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the 1940 Act.

(xxi)    Such counsel shall also state that such counsel has participated in the preparation of the Registration Statement and the Prospectus, including review of the contents thereof and conferences with officers and other representatives of the Company, representatives of the Selling Stockholder, representatives of the independent accountants of the Company, and representatives of the Underwriters and their counsel at which the contents of the Registration Statement and the Prospectus were discussed, and although such counsel has not independently verified and is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as specified elsewhere in such counsel’s opinion), on the basis of the foregoing (relying as to materiality where appropriate upon the opinions of officers of the Company), nothing has come to such counsel’s attention that caused them to believe that the Registration Statement, or any amendment thereto, including any Rule 430A Information and Rule 434 Information (if applicable), at the time each became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, or any amendment or supplement thereto, at the time the Prospectus was issued, at the time any such amended or supplemented Prospectus was issued, or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except in each case as to the financial statements and other financial information or data included or incorporated by reference therein or omitted therefrom, as to which we need express no opinion).

In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

Exhibit A-2

FORM OF OPINION OF COMPANY’S IN-HOUSE COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)

(i)    The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(ii)    The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled “Pro Forma” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholder, have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(iii)    Each “significant subsidiary” of the Company (as such term is defined in Rule 1- 02 of Regulation S-X (each a “Subsidiary”) has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, stock life insurance company or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, has the power, corporate and other, and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of my knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except as described on Schedule I hereto [Bank Pledge]; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

(iv)    To the best of my knowledge, there is not pending or overtly threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.

(v)    To the best of my knowledge, neither the Company nor any subsidiary is in violation of its charter or by-laws and no default by the Company or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

(vi)    With respect to matters relating to insurance, broker-dealers and investment advisors, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws or insurance blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or for the offering, issuance, sale or delivery of the Securities by the Company.

(vii)    The Company’s execution, delivery and performance of the Purchase Agreement and consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the issuance and sale of by the Company of the Securities and the use of the proceeds by the Company from the sale of such Securities as described in the Prospectus under the caption “Use Of Proceeds”) and compliance by the Company with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any subsidiary of the Company pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which any subsidiary of the Company is a party or by which any of them may be bound, or to which any of the property or assets of any subsidiary of the Company is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of any subsidiary of the Company, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, having jurisdiction over any subsidiary of the Company or any of their respective properties, assets or operations.

(viii)    No subsidiary of the Company is an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the 1940 Act.

(ix)    Such counsel shall also state that such counsel has participated in the preparation of the Registration Statement and the Prospectus, including review of the contents thereof and conferences with officers and other representatives of the Company, representatives of the Selling Stockholder, representatives of the independent accountants of the Company, and representatives of the Underwriters and their counsel at which the contents of the Registration Statement and the Prospectus were discussed, and although such counsel has not independently verified and is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as specified elsewhere in such counsel’s opinion), on the basis of the foregoing (relying as to materiality where appropriate upon the opinions of officers of the Company), nothing has come to such counsel’s attention that caused him to believe that the Registration Statement, or any amendment thereto, including any Rule 430A Information and Rule 434 Information (if applicable), at the time each became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, or any amendment or supplement thereto, at the time the Prospectus was issued, at the time any such amended or supplemented Prospectus was issued, or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except in each case as to the financial statements and other financial information or data included or incorporated by reference therein or omitted therefrom, as to which we need express no opinion). In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

Exhibit B

FORM OF OPINION OF COUNSEL FOR THE SELLING SHAREHOLDER
TO BE DELIVERED PURSUANT TO SECTION 5(c)

(i)    No consent, approval, authorization or order of, or qualification with, any United States, Delaware (but only to the extent such would be required by the General Corporation Law of the State of Delaware), or New York governmental body or agency, domestic or foreign, (except such as have been obtained under the 1933 Act, the 1934 Act and such as may be required by the securities, insurance or Blue Sky laws of the various states or any foreign jurisdiction, as to which we need express no opinion) is required to be obtained by the Selling Shareholder for the performance by the Selling Shareholder of its obligations under the Purchase Agreement, or in connection with the offer, sale or delivery of the Securities.

(ii)     The Purchase Agreement has been duly authorized, executed and delivered by the Selling Shareholder.

(iii)    Each of the Selling Shareholder Custody Agreement and the Phoenix Life Custody Agreement has been duly executed and delivered respectively by the Selling Shareholder and Phoenix Life and constitutes the legal, valid and binding agreement of the Selling Shareholder and Phoenix Life, respectively.

(iv)    The execution and delivery by the Company of, and performance by the Selling Shareholder of its obligations under, the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and compliance by the Selling Shareholder with its obligations under the Purchase Agreement have been duly authorized by all necessary action on the part of the Selling Shareholder, and to such counsel’s knowledge, do not and will not, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities pursuant to, (A) any agreement or other instrument filed by the Selling Shareholder with the Commission, including the Standstill Agreement between the Company and the Selling Shareholder or (B) any judgment, order or decree of any governmental agency or court having jurisdiction over the Selling Shareholder or any of its properties, nor will such action result in any violation of the provisions of the charter or by-laws of the Selling Shareholder, if applicable.

(v)    To the best of our knowledge, the Selling Shareholder has valid and marketable title to the Securities to be sold by the Selling Shareholder pursuant to the Purchase Agreement, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, and has full right, power and authority to sell, transfer and deliver such Securities pursuant to the Purchase Agreement. Upon payment for the Securities to be sold by the Selling Shareholder pursuant to the Purchase Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. or such other nominee as may be designated by DTC, registration of such Securities in the name of Cede & Co. or such other nominee and the crediting of such Securities on the records of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of

Section 8-105 of the UCC) to such Securities or any security entitlement in respect of such Securities), (A) DTC shall be a “protected purchaser” of such Securities within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a security entitlement in respect of such Securities and (C) no action based on any adverse claim to such security entitlement may be asserted against the Underwriters; in giving such opinion, counsel for the Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede & Co. or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the securities accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

Form of lock-up from directors, officers or other stockholders pursuant to Section 5(k)

Exhibit C

•, 2002

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

BANC OF AMERICA SECURITIES LLC
9 West 57th Street, 21st Floor
New York, NY 10019

MORGAN STANLEY & CO. INCORPORATED
1585 Broadway
New York, NY 10036

as Representatives of the several Underwriters

Re:    Proposed Public Offering by Hilb, Rogal and Hamilton Company

Dear Sirs:

The undersigned, a stockholder and an officer and/or director of Hilb, Rogal and Hamilton Company, a Virginia stock corporation (the “Company”), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Banc of America Securities LLC (“Banc of America”) and Morgan Stanley & Co., Incorporated (“Morgan Stanley”) propose to enter into (i) a Purchase Agreement (the “Common Stock Purchase Agreement”) with the Company and the Selling Shareholder providing for the public offering (the “Common Stock offering”) of shares (the “Securities”) of the Company’s common stock, no par value (the “Common Stock”) and (ii) a Purchase Agreement (the “Purchase Contract Purchase Agreement”) with the Selling Shareholder and the Company providing for the public offering (the “Purchase Contract Offering”, and together with the Common Stock Offering, the “Offerings”) of purchase contract’s settled in shares of the Common Stock. In recognition of the benefit that such Offerings will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Common Stock Purchase Agreement and the Purchase Contract Purchase Agreement that, during a period of 90 days from the date of both Purchase Agreements, the undersigned will not, without the prior written consent of Merrill Lynch, Banc of America and Morgan Stanley (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) transactions by the undersigned relating to the Common Stock or other securities acquired in open market transactions after the completion of the Offerings, (B) delivery of shares of Common Stock to the Company in connection with the exercise of stock options and (C) bona fide gifts of Common Stock to parties which agree to sign agreements identical to this Lock-Up Agreement, provided that the aggregate amount of such bona fide gifts by the undersigned does not exceed           shares of Common Stock.

Very truly yours,

Signature:

Print Name:

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